Ex-99.1

Meta Materials ANNOUNCES $6.0 MILLION REGISTERED DIRECT OFFERING

HALIFAX, NS / ACCESSWIRE / December 4, 2023 / Meta Materials Inc. (the “Company” or “META”) (Nasdaq: MMAT), an advanced materials and nanotechnology company, today announced that it has entered into definitive agreements with certain institutional investors for the issuance and sale in a registered direct offering of 75.0 million shares of common stock at an offering price of $0.08 per share and accompanying warrants to purchase 75.0 million shares of common stock at an exercise price of $0.095 per share, exercisable six months after the issuance date and expiring five and a half years after the issuance date.

Gross proceeds to the Company are expected to be $6.0 million, before deducting placement agent fees and other estimated offering expenses. The Company intends to use the net proceeds from the offering for the expansion of its technology commercialization and sales efforts (specifically in bank note and brand authentication, NPORE® and NCORE™ for Li-ion battery applications and VLEPSIS® systems for wide area motion imagery), as well as for general corporate purposes.

The closing of the offering is expected to occur on or about December 6, 2023, subject to the satisfaction of customary closing conditions. A.G.P./Alliance Global Partners is acting as sole placement agent for the offering.

The securities described above are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-268282), originally filed with the Securities and Exchange Commission (the “SEC”) on November 10, 2022, which was declared effective by the SEC on November 18, 2022. The offering is being made only by means of a written prospectus and accompanying prospectus supplement, forming a part of the effective registration statement to be filed with the SEC and available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus may also be obtained from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

The Company also has agreed that certain existing warrants issued in June 2022 to purchase up to an aggregate of 25,925,927 shares of common stock at an exercise price of $1.75 per share will be amended, effective upon the closing of the offering, so that (i) warrants to purchase up to 23.0 million shares of common stock will have a reduced exercise price of $0.095 per share, exercisable immediately and expiring five years from the amendment date, and (ii) warrants to purchase up to 2,925,927 shares of common stock will have a reduced exercise price of $0.095 per share, exercisable six months after the amendment date and expiring five and a half years after the amendment date.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Meta Materials Inc.

Meta Materials Inc. (META) is an advanced materials and nanotechnology company. We develop new products and technologies using innovative sustainable science. Advanced materials can improve everyday products that surround us, making them smarter and more sustainable. META® technology platforms enable global brands to develop new products to improve performance for customers in aerospace and defense, consumer electronics, 5G communications, batteries, authentication, automotive and clean energy. Learn more at www.metamaterial.com.

Media Inquiries

Rob Stone
Vice President, Corporate Development and Communications
Meta Materials Inc.

media@metamaterial.com

ir@metamaterial.com

Forward Looking Information

This press release includes forward-looking information or statements within the meaning of Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, regarding the Company, which may include, but are not limited to, statements with respect to the offering of the securities described herein, the closing of the offering, and the use of proceeds therefrom. Often but not always, forward-looking information can be identified by the use of words such as “pursuing”, “potential”, “predicts”, “projects”, “seeks”, “plans”, “expect”, “intends”, “anticipated”, “believes” or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may”, “could”, “should”, “would” or “will” be taken, occur or be achieved. Such statements are based on the current expectations and views of future events of the management of the Company and are based on assumptions and subject to risks and uncertainties. Although the management of the Company believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect. The forward-looking events and circumstances discussed in this release may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company, the capabilities of our facilities, research and development projects of the Company, the total available market and market potential of the products of the Company, the market position of the Company, the need to raise more capital and the ability to do so, the scalability of the Company’s production ability, capacity for new customer engagements, material selection programs timeframes, the ability to reduce production costs, enhance metamaterials manufacturing capabilities and extend market reach into new applications and industries, the ability to accelerate commercialization plans, the possibility of new customer contracts, the continued engagement of our employees, the technology industry, market strategic and operational activities, and management’s ability to manage and operate the business. More details about these and other risks that may impact the Company’s businesses are described under the heading “Forward-Looking Information” and under the heading “Risk Factors” in the Company’s Form 10-K filed with the SEC on March 23, 2023, in the Company’s Form 10-K/A filed with the SEC on March 24, 2023, in the Company’s Form 10-Q filed with the SEC on November 13, 2023, and in subsequent filings made by Meta Materials with the SEC, which are available on SEC’s website at www.sec.gov. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. Accordingly, readers should not place undue reliance on any forward-looking statements or information. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by law.

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